NEWS RELEASE

Health Canada Marijuana License Application Submitted

Kelowna, BC—September 17, 2014 - Lexaria Corp. (LXRP-OTCQB) (LXX-CNSX) (the "Company" or "Lexaria") reports that the joint venture with Enertopia Corp has submitted the Health Canada MMPR Licensed Producer application in July 2014, and that the application is currently in the Health Canada preliminary screening process. The actual submission of our license application had not been previously disclosed.

The Joint Venture is in correspondence with Health Canada frequently with respect to specific aspects of the licensing process which are being handled by Ontario Operations Manager Mr. Donald Shaxon, responsible person in charge. The Joint Venture has requested a Ready to Build letter from Health Canada.

The Burlington Joint Venture with Enertopia Corp (ENRT or TOP) has applied to produce 10,000kg of Medical Marihuana per year under its Licensed Producer application. Enertopia has 51% interest in the joint venture and Lexaria Corp 49%, as earlier disclosed.

The Burlington JV has requested a Ready to build letter from Health Canada once the application has been accepted from Health Canada.

Listed below are the Health Canada steps for becoming a licensed producer to be reached by way of the application and review process. There are no specific process time constraints for each step.

Step 1: Preliminary Screening
Step 2: Enhanced Screening
Step 3: Security Clearance
Step 4: Review
Step 5: Ready to build letter (if required by applicant)
Step 6: Pre-licence inspection
Step 7: Licensing

Health Canada has also been clear about the quantity of licenses to be issued, in contrast to certain marketplace speculation. The Health Canada website asks the question, “Is there a limit to how many production licences Health Canada will issue under the Marihuana for Medical Purposes Regulations (MMPR)?” And Health Canada answers the question with, “No. Health Canada will not impose a limit on the number of production licenses.”

Lexaria provides the above information to provide guidance and clarity to counter what at times appear to be flawed information in the community, of course acknowledging that the policies of third parties can change at any time.

The Joint Venture has been active in the local community and has met with the local policing authority, which is interested in conducting security training and swat team training at the Joint Venture facility. We are very pleased to be working closely with law enforcement and look forward to learning more from preventative and proactive security measures.

Lexaria also notes that the Ottawa project has conducted due diligence on and rejected the initial proposed building location in the greater Ottawa area as not likely to comply with the strict requirements of the MMPR. Additional locations in the area are being examined. The company will remain prudent in its efforts to ensure the maximum return on all our stakeholder’s investments.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana business will provide any benefit to Lexaria and no assurance that the corporate policies described herein will produce any benefit for the Company or its shareholders. There is no assurance that Health Canada will grant any license or ready to build letter to the Company at any time, with respect to the Company’s MMPR application.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.